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                                                                    EXHIBIT 99.1

[CAMBREX LOGO]                                        [ORTEC INTERNATIONAL LOGO]

News Release

Date:     October 18, 2004
Contacts: Anne-Marie Hess                     Ron Lipstein
          Director, Investor Relations        Vice Chairman & CEO
          Cambrex Corporation                 Ortec International
          One Meadowlands Plaza               3960 Broadway
          East Rutherford, NJ 07073           New York, NY 10032
Phone:    201-804-3062                        212-740-6999 ext. 204
Email:    annemarie.hess@cambrex.com          ronlipstein@ortecinternational.com
Release:  Immediate

CAMBREX AND ORTEC INTERNATIONAL PARTNER TO MARKET ORCEL(R) IN THE US

      East Rutherford, NJ and New York, NY - October 18, 2004 - Cambrex Corporation (NYSE: CBM) and Ortec International, Inc. (ORTN) announce today that they have entered into a multi-year agreement for Cambrex to market and distribute ORCEL(R), a bioactive wound care product to treat chronic and acute wounds such as venous leg ulcers, diabetic foot ulcers, and donor site wounds in burn patients. The companies have an existing agreement under which Cambrex is the exclusive manufacturer of ORCEL. The new agreement expands upon the existing relationship, further aligns Ortec's and Cambrex's goals and provides a unique approach to effectively commercialize ORCEL.

      Under the terms of the agreement and subject to product approval by the Food and Drug Administration (FDA), Cambrex will provide a dedicated sales force, a multi-million dollar product launch and will manage the entire sales and distribution process in the United States. Cambrex will also provide an ongoing annual marketing commitment to maximize market penetration.

      A major focus for Cambrex is the continued addition and integration of unique products and services. John R. Leone, Cambrex President and CEO, stated that, "The decision to market as well as manufacture ORCEL is part of our growth strategy in specialty markets. This is the first agreement of its kind to combine marketing, manufacturing, and distribution services of a cell-based therapeutic. We have given the product launch a high priority and are committed to its success."

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      Ron Lipstein, Vice Chairman and CEO of Ortec, said, "We have chosen
Cambrex for their proven track record and strategic fit with us. This agreement provides Ortec the ability to more rapidly achieve profitability and reduce Ortec's future cash requirements, thereby enhancing the Company's value. We both have a vested interest in ORCEL's success and have established a relationship that has what it takes to succeed."

      ORCEL, developed by Ortec International, Inc., is a frozen, cell-based product for use in skin regeneration and chronic and acute wound healing. ORCEL is currently awaiting FDA approval of the PreMarket Approval (PMA) application that was submitted in February 2004 and based on the results of the pivotal clinical trial in venous leg ulcers. The data submitted showed a higher incidence of complete wound closure and reduced healing time, wound recurrence and pain in patients treated with ORCEL. In contrast to a non-frozen product that typically has a five-day shelf life, ORCEL allows for on-site availability of the product for physicians to routinely treat patients and reduces costs of product expiration.

ABOUT CAMBREX

      Cambrex is a global, diversified life sciences company dedicated to providing high quality products and services that accelerate the discovery, development, and manufacture of human therapeutics. The Company employs approximately 1900 people worldwide. For more information, please visit http://www.cambrex.com.

ABOUT ORCEL

      ORCEL is a bi-layered cellular matrix comprised of a bovine collagen sponge seeded with allogeneic skin cells. These cells secrete growth factors and cytokines normally found in acute human wounds, and are believed to have a beneficial role in promoting wound repair. The non-frozen version of ORCEL has received Food and Drug Administration (FDA) approval for use in treatment of donor site wounds in burn victims. The FDA also granted approval to market ORCEL to Epidermolysis Bullosa (EB) patients under a Humanitarian Device Exemption
(HDE) in treating reconstructive hand surgery and donor site wounds resulting from these surgeries. In addition, the FDA has granted Ortec approval to initiate a final stage (pivotal) trial for diabetic foot ulcers. The wound healing market in the United States comprises approximately 2 million people suffering from venous leg ulcers (VLU) and diabetic foot ulcers (DFU).

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ABOUT ORTEC

      Ortec International, Inc. is a tissue-engineering company involved in the commercialization of a proprietary and patented technology to stimulate the repair and regeneration of human tissue. For more information, visit http://www.ortecinternational.com.

      ORCEL is a registered trademark of Ortec International, Inc.

CAMBREX FORWARD LOOKING STATEMENTS

      This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3B-6 under The Exchange Act, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, technology, manufacturing and legal issues, unfavorable results shipments, changes in foreign exchange rates, performance of minority investments, un-collectable receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials. For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ORTEC FORWARD LOOKING STATEMENTS

This news release may contain "forward-looking statements" for the purposes of the United States Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3B-6 under The Exchange Act, without limitation, statements regarding expected performance, especially expectations with respect to sales, gross margins, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein involve risks and uncertainties that may cause results to differ materially from the Company's expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), technology, manufacturing and legal issues, unfavorable results shipments, changes in foreign exchange rates, performance of minority investments, un-collectable receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials. Investors are cautioned to review risk factors in the Company's filings with the United States Securities and Exchange Commission.

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